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EXHIBIT 23.1 INDEPENDENT AUDITORS' CONSENT.


                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors
Clarus Corporation:

We consent to incorporation by reference in the registration statements ((i) Nos. 333-42600, 333-42602, 333-42604, 333-42606, 333-59193 and 333-71838 on Form
S-8, and (ii) Nos. 333-90077 and 333-94199 on Form S-3) of Clarus Corporation of our reports dated February 28, 2003 relating to the consolidated balance sheets of Clarus Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2002 and the related financial statement schedule, which reports appear in the 2002 Annual Report on Form 10-K of Clarus Corporation. Our reports refer to (i) the sale of substantially all of the Company's operating assets on December 6, 2002, and (ii) a change in the method of accounting for goodwill and other intangible assets in 2002.

                                            /s/ KPMG LLP
Atlanta, Georgia
March 28, 2003


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